UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 22, 2010

COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street
Tacoma, WA	98402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 28, 2010, Columbia Banking System, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report that its wholly owned subsidiary, Columbia State Bank (the “Bank”), had entered into a definitive agreement with the Federal Deposit Insurance Corporation (the “FDIC”) on January 22, 2010, pursuant to which the Bank acquired certain assets and assumed certain liabilities of Columbia River Bank, an Oregon state-chartered bank headquartered in The Dalles, Oregon (the “CRB Acquisition”).  In that filing, the Company indicated that it would amend the Original Form 8-K at a later date to provide financial information required by Item 9.01 of Form 8-K.  This amendment is being filed to update the disclosures in Item 2.01 of the Original Form 8-K and to provide financial information required by Item 9.01.  In accordance with the guidance provided in Securities and Exchange Commission (the “Commission”) Staff Accounting Bulletin Topic 1.K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”) and a request for relief granted by the Commission, the Company has omitted certain financial information of Columbia River Bank required by Rule 3-05 of Regulation S-X.  SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X under certain circumstances, including a transaction such as the CRB Acquisition, in which the registrant engages in an acquisition of a troubled financial institution for which audited financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction.

Statements made in this Amendment No. 1 on Form 8-K/A, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, earnings, net interest margin, net interest income, efficiencies achieved through combination of operational processes, liquidity, expected reimbursements under the shared-loss agreements and other effects of the shared-loss agreements and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth in this document and exhibits, and under the captions "Forward-Looking Statements", "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective January 22, 2010, the Bank acquired certain assets and assumed certain liabilities of Columbia River Bank from the FDIC as receiver for Columbia River Bank, pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC on January 22, 2010 (the “Purchase and Assumption Agreement” or “Agreement”).  The CRB Acquisition included all 21 branches of Columbia River Bank, which opened as branches of the Bank as of Saturday, January 23, 2010.

Under the terms of the Purchase and Assumption Agreement, the Bank acquired certain assets of Columbia River Bank with a fair value of approximately $701.0 million, including $486.2 million of loans, $100.7 million of investment securities, $98.1 million of cash and cash equivalents and $16.0 million of other assets.  Liabilities with a fair value of approximately $912.9 million were also assumed, including $893.4 million of insured and uninsured deposits, $18.4 million of Federal Home Loan Bank (“FHLB”) advances and $1.1 million of other liabilities.  The fair values of the assets acquired and liabilities assumed were determined based on the requirements of the Fair Value Measurements and Disclosures topic of the Financial Accounting Standards Board Accounting Standards Codification (the “FASB ASC”).  The Statement of Assets Acquired and Liabilities Assumed by the Bank, dated as of January 22, 2010, and the accompanying notes thereto, are attached hereto as Exhibit 99.1 and incorporated herein by reference (the “Audited Statement”).  The foregoing fair value amounts are subject to change for up to one year after the closing date of the CRB Acquisition as additional information relative to closing date fair values becomes available.  The amounts are also subject to adjustments based upon final settlement with the FDIC.  In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date.  The terms of the Agreement provide for the FDIC to indemnify the Bank against claims with respect to liabilities of Columbia River Bank not assumed by the Bank and certain other types of claims identified in the Agreement.  The disclosure set forth in this Item 2.01 reflects the status of these items to the best of management’s knowledge as of April 9, 2010.

In connection with the CRB Acquisition, the Bank entered into loss sharing agreements (each, a “shared-loss agreement” and collectively, the “shared-loss agreements”) with the FDIC which collectively cover approximately $676.1 million and $18.7 million of Columbia River Bank’s loans and other real estate owned (“OREO”), respectively.  The Bank will share in the losses, which begins with the first dollar of loss incurred, of the loan pools (including single family residential mortgage loans, commercial loans, foreclosed loan collateral and other real estate owned) covered (“covered assets”) under the shared-loss agreements. Pursuant to the terms of the shared-loss agreements, the FDIC is obligated to reimburse the Bank 80% of eligible losses of up to $206 million with respect to covered assets.  The FDIC will reimburse the Bank for 95% of eligible losses in excess of $206 million with respect to covered assets.  The Bank has a corresponding obligation to reimburse the FDIC for 80% or 95%, as applicable, of eligible recoveries related to covered assets.

The shared-loss agreement for commercial and single family residential mortgage loans is in effect for five years and ten years, respectively, from the January 22, 2010 acquisition date and the loss recovery provisions for such loans are in effect for eight years and ten years, respectively, from the acquisition date.

In March 2020, approximately ten years following the acquisition date, the Bank is required to make a payment to the FDIC in the event that losses on covered assets under the shared-loss agreements have been less than a threshold level. The payment amount will be 50% of the excess, if any, of (i) $41.2 million (or 20% of the stated threshold of $206.0 million) over (ii) the sum of (a) ($11.0 million) (or 25% of the asset discount of ($43.9 million)), plus (b) 25% of cumulative shared-loss payments (as defined in the Agreement), plus (c) the cumulative servicing amount received by the Bank from the FDIC on covered assets.  As of March 31, 2010, the Bank estimates that there will be no liability under this provision.

The shared-loss agreements are subject to certain servicing procedures as specified in an agreement with the FDIC.  The expected net reimbursements under the shared-loss agreements were recorded at their estimated fair value of $143.6 million on the acquisition date.

The Bank did not immediately acquire all the real estate, banking facilities, furniture or equipment of Columbia River Bank as part of the Purchase and Assumption Agreement.  However, the Bank has the option to purchase or lease the real estate and furniture and equipment from the FDIC.  The term of these options expires 90 days after January 22, 2010, unless extended by the FDIC.  Acquisition costs of the real estate and furniture and equipment will be based on current appraisals and determined at a later date.  Currently all banking facilities and equipment of Columbia River Bank are being leased from the FDIC on a month-to-month basis.

The foregoing summary of the Agreement, including the shared-loss agreements, is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which was previously filed as Exhibit 2.1 to the Original Form 8-K and is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Discussion

As set forth in Item 2.01 above, on January 22, 2010, the Bank acquired certain assets and assumed substantially all of the deposits and certain liabilities of Columbia River Bank pursuant to the Purchase and Assumption Agreement with the FDIC.  A narrative description of the anticipated effects of the CRB Acquisition on the Company’s financial condition, liquidity, capital resources and operating results is presented below. This discussion should be read in conjunction with the historical financial statements and the related notes of the Company, which were filed with the Commission on Form 10-K on March 4, 2010 and the Audited Statement, which is attached hereto as Exhibit 99.1.

The CRB Acquisition increased the Bank’s total assets and total deposits, which are expected to positively affect the Bank’s operating results, to the extent the Bank earns more from interest earned on its assets than it pays in interest on deposits and other borrowings. The ability of the Bank to successfully collect interest and principal on loans acquired will also impact the Bank’s cash flows and operating results.

The Company has determined that the acquisition of the net assets of Columbia River Bank constitutes a business acquisition as defined by the Business Combinations topic of the FASB ASC. Accordingly, the assets acquired and liabilities assumed as of January 22, 2010 are presented at their fair values in the table below as required by that topic. In many cases, the determination of these fair values required management to make estimates about discount rates, expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. These fair value estimates are subject to change for up to one year after the closing date of the CRB Acquisition as additional information relative to closing date fair values becomes available. The Bank and the FDIC are engaged in ongoing discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Bank and/or the purchase price.

Financial Condition

In the CRB Acquisition, the Bank purchased loans with a fair value of $486.2 million, net of a $189.9 million discount. This amount represented approximately 25 % of the Bank’s total loans (net of the allowance for loan and lease losses) at December 31, 2009.  In addition, the Bank acquired $98.1 million in cash and cash equivalents and $100.7 million in investment securities at fair value.  The Bank also acquired OREO with a fair value of $8.3 million.  Finally, in connection with this acquisition, the Bank recorded an FDIC indemnification asset of $143.6 million, $8.6 million of goodwill and a $13.4 million core deposit intangible.

Investment Portfolio

The Bank acquired investment securities with an estimated fair value of $100.7 million in the CRB Acquisition.  The acquired securities were predominantly U.S. Treasury securities and U.S. Government agency and sponsored enterprise mortgage-backed securities and collateralized mortgage obligations.

The following table presents the composition of the investment securities portfolio acquired at January 22, 2010:

January 22, 2010
(in thousands)
U.S. Treasury securities	$19,634
U.S. Government agency and sponsored enterprise mortgage-backed securities and collateralized mortgage obligations	74,635
State and municipal securities	4,636
Other securities	1,745
Investment securities	$100,650

Subsequent to January 22, 2010, $66.6 million of investment securities were sold with a gain of approximately $60 thousand. The investment securities were sold as the characteristics of those securities neither fit well within the Company’s existing investment securities portfolio nor align with the Company’s investment strategy.

In addition, the Bank also acquired $3.0 million in FHLB stock.

The following table presents a summary of yields and contractual maturities of the debt securities in the investment securities portfolio acquired at January 22, 2010:

	Due through			After one but		After five but
	one year			within five years		within ten years			After ten years		Total
	Amount		Yield	Amount	Yield	Amount		Yield	Amount	Yield	Amount	Yield
	(dollars in thousands)
U.S. Treasury securities	$	- -	- -%	$16,761	3.29%	$	- -	- -%	$2,873	4.25%	$19,634	3.43%
U.S. Government agency and sponsored enterprise mortgage-backed securities and collateralized mortgage obligations		- -	- -%	6,086	4.06%		17,996	4.39%	50,553	5.14%	74,635	4.87%
State and municipal securities		101	4.13%	4,535	4.72%		- -	- -%	- -	- -%	4,636	4.71%
Total		$101	4.13%	$27,382	3.70%		$17,996	4.39%	$53,426	5.09%	$98,905	4.58%

Covered loans

The following table presents the balance of each major category of covered loans acquired in the CRB Acquisition as of January 22, 2010:

	January 22, 2010
	Amount	% of loans
	(dollars in thousands)
Commercial business	$216,353	32%
Real estate:
One-to-four family residential	5,481	1%
Commercial and five or more family residential properties	251,441	37%
Total real estate	256,922	38%
Real estate construction:
One-to-four family residential	25,035	4%
Commercial and five or more family residential properties	137,311	20%
Total real estate construction	162,346	24%
Consumer	40,489	6%
Total covered loans	676,110	100%
Total discount resulting from acquisition date fair value	(189,916)
Net loans	$486,194

At the January 22, 2010 acquisition date, the Bank estimated the fair value of the CRB Acquisition loan portfolio at $486.2 million, which represents the expected discounted cash flows from the portfolio.  In estimating such fair value, the Bank (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”). The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows represents the nonaccretable difference.

The nonaccretable difference represents an estimate of the credit risk in the CRB Acquisition loan portfolio at the acquisition date. The credit risk is not reflected in the allowance for loan losses.

As part of the loan portfolio fair value estimation, the Bank established the FDIC indemnification asset, which represents the present value of the estimated losses on covered loans to be reimbursed by the FDIC.  The FDIC indemnification asset will be reduced as losses are recognized on covered loans and loss sharing payments are received from the FDIC.  Realized losses in excess of acquisition date estimates will increase the FDIC indemnification asset.  Conversely, if realized losses are less than acquisition date estimates, the FDIC indemnification asset will be reduced by a charge to earnings.

Covered loans under the shared-loss agreements with the FDIC are reported in loans exclusive of the estimated FDIC indemnification asset.  The covered loans acquired in the CRB Acquisition transaction are and will continue to be subject to the Bank’s internal and external credit review. As a result, if and when credit deterioration is noted subsequent to the January 22, 2010 acquisition date, such deterioration will be measured through the Bank’s loss reserving methodology and a provision for loan losses will be charged to earnings with a partially offsetting noninterest income item reflecting the increase to the FDIC indemnification asset.

The undiscounted contractual cash flows for the covered loans is $799.8 million and the undiscounted estimated cash flows not expected to be collected for covered loans is $217.9 million.  At January 22, 2010, the accretable yield was approximately $101.1 million.  The covered loans will be reviewed each reporting period to determine whether any changes occurred in expected cash flows that would result in a reclassification from nonaccretable difference to accretable yield.

The Bank also acquired OREO with a fair value of $8.3 million. The Bank refers to the loans and OREO acquired in the CRB Acquisition as “covered assets” as the Bank will be reimbursed by the FDIC for a substantial portion of any future losses on them under the terms of the shared-loss agreements.

Contractual Maturity of Loan Portfolio

The following table presents the maturity schedule with respect to certain individual categories of loans acquired and provides separate analyses with respect to fixed rate loans and floating rate loans as of January 22, 2010.  The amounts shown in the table are unpaid balances.

	Due through one year	After one but within five years	After five years	Total
	(in thousands)
Commercial business	$119,649	$55,251	$41,453	$216,353
Real estate:
One-to-four family residential	603	1,572	3,306	5,481
Commercial and five or more family residential properties	19,264	33,165	199,012	251,441
Total real estate	19,867	34,737	202,318	256,922
Real estate construction:
One-to-four family residential	21,994	3,020	21	25,035
Commercial and five or more family residential properties	96,949	32,912	7,450	137,311
Total real estate construction	118,943	35,932	7,471	162,346
Consumer	3,208	11,870	25,411	40,489
Total loans	$261,667	$137,790	$276,653	$676,110

	Due through one year	After one but within five years	After five years	Total
	(in thousands)
Total fixed rate	$52,560	$62,973	$48,080	$163,613
Total variable rate	209,107	74,817	228,573	512,497
Total	$261,667	$137,790	$276,653	$676,110

Deposits

In the CRB Acquisition, the Bank assumed $893.4 million in deposits at fair value. This amount represents approximately 36% of the Bank’s total deposits of $2.48 billion at December 31, 2009. The following table presents a summary of the deposits acquired and the average interest rates in effect at the acquisition date:

	January 22, 2010
	Amount	Wtd. Avg. Rate
	(dollars in thousands)
Demand and other noninterest-bearing	$182,684
Interest-bearing demand	108,086	1.20%
Money market	183,360	1.11%
Savings	30,225	0.27%
Time deposits:
Less than $100,000	182,435	2.79%
$100,000 or greater	204,612	1.97%
Time deposits fair value adjustment	1,954
Total deposits	$893,356

At January 22, 2010, scheduled maturities of time deposits were as follows:

January 22, 2010
Years Ending December 31,	(in thousands)
2010	$300,478
2011	60,940
2012	9,693
2013	4,157
2014	11,064
Thereafter	715
Total	$387,047

     Under the terms of the CRB Acquisition, the Bank was permitted to repay and re-price deposits assumed, including time and brokered deposits, which it did promptly after the acquisition.  This re-pricing triggered time and brokered deposit run-off in-line with management’s expectations.

In its assumption of the deposit liabilities, the Bank determined that the customer relationships associated with these deposits have intangible value. The Bank applied the Business Combinations topic of the FASB ASC, which prescribes the accounting for goodwill and other intangible assets, such as core deposit intangibles in a business combination. The Bank determined the fair value of a core deposit intangible asset totaling approximately $13.4 million, which will be amortized based on the estimated economic benefits received. In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and the age of deposit relationships. The estimation of the life and value of the core deposit intangible asset acquired is necessarily subjective.  See Note 1 to the Audited Statement.  The Company does not expect the core deposit intangible asset acquired or its amortization to have a material effect upon future results of operations, liquidity or capital resources.

Borrowings

The Bank assumed $18.4 million in FHLB advances, at fair value.  The FHLB advances acquired at January 22, 2010 are term advances and were secured by a blanket lien on eligible loans.  We may repay the advances at any time with a prepayment penalty.  Of the $18.4 million in outstanding advances at January 22, 2010, $8 million and $10 million matured and were repaid during February and March 2010, respectively.

The following table summarizes the principal balance of FHLB advances outstanding and weighted average interest rates at January 22, 2010:

	January 22, 2010
Year of Maturity	Amount	Wtd. Avg. Rate
	(dollars in thousands)
2010	$18,000	2.80%
2013	372	5.47%
Borrowings fair value adjustment	56
Total borrowings	$18,428

Operating Results and Cash Flows

The Company’s management has from time to time become aware of acquisition opportunities and has performed various levels of review related to potential acquisitions in the past. This particular transaction was attractive to the Company for a variety of reasons, including the:

•	ability to increase the Company’s market share in the Pacific Northwest,

•	attractiveness of immediate core deposit growth with a low cost of funds, and

•	opportunities to enhance income and efficiency due to the centralization of some duties and elimination of duplications of effort.

The Company expects that the acquisition will positively affect its operating results in the near term.  The Company believes that the transaction will improve the Company’s net interest income, as the Company earns more from interest earned on its loans and investments than it pays in interest on deposits and borrowings.

The degree to which the Company’s operating results may be adversely affected by the acquired loans is offset to a significant extent by the shared-loss agreements and the related discounts reflected in the fair value of these assets at the acquisition date. In accordance with the provisions of the Receivables topic of the FASB ASC, the fair values of the acquired loans reflect an estimate of expected losses related to the acquired loans. As a result, the Company’s operating results would only be adversely affected by loan losses of the acquired loans to the extent that such losses exceed the expected losses reflected in the fair value of the acquired loans at the acquisition date. In addition, to the extent that the stated interest rate on acquired loans was not considered a market rate of interest at the acquisition date, appropriate adjustments to the acquisition-date fair value were recorded. These adjustments mitigate the risk associated with the acquisition of loans earning a below market rate of return.

The shared-loss agreements will likely have a material impact on the cash flows and operating results of the Bank in both the short-term and the long-term. In the short-term, it is likely that there will be a significant amount of the covered loans that will experience deterioration in payment performance or will be determined to have inadequate collateral values to repay the loans. In such instances, the Bank will likely no longer receive payments from the borrowers, which will impact cash flows. The shared-loss agreements may not fully offset the financial effects of such a situation. However, if a loan is subsequently charged off or charged down after the Bank exhausts its best efforts at collection, the shared-loss agreements will cover a substantial portion of the loss associated with the covered assets.

The effects of the shared-loss agreements on cash flows and operating results in the long-term are likely to be similar to the short-term effects described above. The long-term effects that the Bank may experience will depend primarily on the ability of the borrowers under the various loans covered by the shared-loss agreements to make payments over time. As the shared-loss agreements cover up to a 10-year period, changing economic conditions will likely impact the timing of future charge-offs and the resulting reimbursements from the FDIC. The Bank believes that any recapture of interest income and recognition of cash flows from the borrowers or received from the FDIC may be recognized unevenly over this period, as the Bank exhausts its collection efforts under its normal practices. In addition, the Bank recorded substantial discounts related to the purchase of these covered loans. A portion of these discounts will be accreted to income over the economic life of the underlying loans and will be dependent upon the timing and success of the Bank’s collection efforts on the covered loans.

Liquidity and Capital Resources

The Bank believes that its liquidity position will be improved as a result of the CRB Acquisition. The Bank acquired $98.1 million in cash and cash equivalents, as well as $100.7 million of investment securities.  Subsequent to January 22, 2010, $66.6 million of investment securities were sold with a gain of approximately $60 thousand. The remaining securities provide monthly cash flows in the form of principal and interest payments. These additions to the Bank’s balance sheet represent additional support for its liquidity needs.

Deposits in the amount of $891.4 million were also assumed in the CRB Acquisition.  Of this amount, $504.4 million were in the form of highly liquid transaction accounts. Certificates of deposit comprised $387 million of total deposits, or 43%.  Under the terms of the CRB Acquisition, the Bank was permitted to re-price deposits assumed, including time and brokered deposits, which it did promptly after the acquisition.  This re-pricing triggered time and brokered deposit run-off in-line with management’s expectations.

The Bank assumed $18.4 million in FHLB advances, at fair value.  Of the $18.4 million in outstanding advances at January 22, 2010, $8.0 million and $10.0 million matured and were repaid during February and March 2010, respectively.

Goodwill of $8.6 million and a core deposit intangible of $13.4 million were recorded in conjunction with the CRB Acquisition.  Such goodwill and intangibles are excluded from regulatory capital as calculated under regulatory accounting practices.  This exclusion generally results in a reduction to the Company’s regulatory capital.  The Bank remains “well-capitalized” under the regulatory framework for prompt corrective action after taking into consideration the results of the CRB Acquisition.

Financial Statements

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 9.01(a) is an Audited Statement of Assets Acquired and Liabilities Assumed by the Bank (a wholly owned subsidiary of the Company) at January 22, 2010 and the accompanying notes thereto.

The Company has omitted certain financial information of Columbia River Bank required by Rule 3-05 of Regulation S-X and the related pro forma financial information under Article 11 of Regulation S-X pursuant to the guidance provided in SAB 1:K and a request for relief granted by the Commission. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X in certain instances, such as the CRB Acquisition, where a registrant engages in an acquisition of a significant amount of assets of a troubled financial institution that involves pervasive federal assistance and audited financial statements of the troubled financial institution are not reasonably available.

(b)	Pro Forma Financial Information.

The Company has omitted certain financial information of Columbia River Bank required by Rule 3-05 of Regulation S-X and the related pro forma financial information under Article 11 of Regulation S-X pursuant to the guidance provided in SAB 1:K and a request for relief granted by the Commission. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X in certain instances, such as the CRB Acquisition, where a registrant engages in an acquisition of a significant amount of assets of a troubled financial institution that involves pervasive federal assistance and audited financial statements of the troubled financial institution are not reasonably available.

(d)	Exhibits.

Exhibit
No.	Description
23	Consent of Deloitte and Touche LLP

99.1	Report of Independent Registered Public Accounting Firm
Statement of Assets Acquired and Liabilities Assumed at January 22, 2010
Notes to Statement of Assets Acquired and Liabilities Assumed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: April 9, 2010	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
23	Consent of Deloitte and Touche LLP

99.1	Report of Independent Registered Public Accounting Firm
Statement of Assets Acquired and Liabilities Assumed at January 22, 2010
Notes to Statement of Assets Acquired and Liabilities Assumed